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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-55296) of Noel Group, Inc., of our report dated March 14, 1997, on the financial statements of HealthPlan Services Corporation and its subsidiaries, which report is included in this Annual Report on Form 10-K of Noel Group, Inc. for the year ended December 31, 1996.

PRICE WATERHOUSE LLP
Tampa, Florida
April 11, 1997

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